                                                                     Exhibit 1.1



The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

                               [CHINA MOBILE LOGO]

                        CHINA MOBILE (HONG KONG) LIMITED
(Incorporated in Hong Kong with limited liability under the Companies Ordinance)


                                  ANNOUNCEMENT

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Following the extensive negotiations between the Company and the other telecommunications network operators, the relevant regulatory authorities decided and notified the Company today, that various sharing and settlement arrangements for telecommunications network interconnection charges will be adjusted for a period of one year, with retrospective effect from 21 March 2001. This announcement summarises the major changes under the new interconnection settlement arrangements that are relevant to the Group, including the changes to the settlement arrangements for local network calling charges, domestic long distance calling charges and international long distance calling charges. Based on the combined actual call traffic recorded by the Group (including the Company's existing 13 operating subsidiaries) in the full year of 2000, the Board estimates that the changes under the new interconnection settlement arrangements will not have a material effect on the Group's operations and financial position.

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The board of directors (the "BOARD") of China Mobile (Hong Kong) Limited (the
"COMPANY", together with its subsidiaries, the "GROUP") announces that following the extensive negotiations between the Company and the other telecommunications network operators, the relevant regulatory authorities decided and notified the Company today, that various sharing and settlement arrangements for telecommunications network interconnection charges will be adjusted for a period of one year, with retrospective effect from 21 March 2001 (the "EFFECTIVE DATE").


MAJOR CHANGES UNDER THE NEW INTERCONNECTION SETTLEMENT ARRANGEMENTS THAT ARE RELEVANT TO THE GROUP

The table below sets out the relevant existing and new settlement arrangements between the Group and the other telecommunications network operators in respect of: (1) local network calling charges, (2) domestic long distance calling charges and (3) international long distance calling charges:


TYPE OF CALLS                      EXISTING SETTLEMENT ARRANGEMENT    NEW SETTLEMENT ARRANGEMENT

SETTLEMENT OF LOCAL NETWORK CALLING CHARGES

The Group's mobile subscriber      The Group pays the fixed line      The Group pays the fixed line
  calling fixed line network         network operator a charge of       network operator a charge of
  subscriber                         RMB 0.05 per minute                RMB 0.06 per minute

Fixed line network subscriber      No revenue sharing or              The existing arrangement
  calling the Group's mobile         settlement                         remains unchanged
  subscriber

Subscriber of a mobile network     If the two mobile networks         If the two mobile networks
  calling subscriber of another      interconnect directly, there       interconnect directly, the
  mobile network                     is no settlement of charges.       network operators will
                                     If the two mobile networks         negotiate whether there is any
                                     interconnect through a third       settlement of charges and if
                                     party local fixed line             so, the details of the
                                     network, the originating           settlement of charges. If the
                                     mobile network operator pays a     two mobile networks interconnect
                                     calling charge of RMB 0.05 per     through a third party local fixed
                                     minute to the local fixed line     line network and using the exchanges
                                     network operator. There is no      of the fixed line network, the
                                     settlement of charges between      originating mobile network
                                     the fixed line network             operator pays a calling charge
                                     operator and the operator of       of RMB 0.03 per minute to the
                                     the receiving mobile network.      local fixed line network operator.
                                                                        There is no settlement of charges
                                                                        between the fixed line network
                                                                        operator and the operator of the
                                                                        receiving mobile network.


SETTLEMENT OF DOMESTIC LONG DISTANCE CALLING CHARGES

The Group's mobile subscriber      The Group retains RMB 0.14 per     The Group retains RMB 0.06 per
  calling fixed line network         minute of the domestic long        minute of the domestic long
  subscriber (through the            distance calling charges and       distance calling charges and
  transmission lines of the          pays the remaining portion to      pays the remaining portion to
  fixed line network operator)       the fixed line network             the fixed line network operator
                                     operator

The Group's mobile subscriber      The Group pays the fixed line      The Group pays the fixed line
  calling fixed line network         network operator a calling         network operator a calling
  subscriber (through the Group's    charge of RMB 0.05 per minute.     charge of RMB 0.06 per minute.
  IP network)

Fixed line network subscriber      The fixed line network operator    The fixed line network operator
  calling the Group's mobile         retains RMB 0.14 per minute        retains RMB 0.06 per minute of
  subscriber (through the Group's    of the domestic long distance      the domestic long distance
  transmission lines)                calling charges and pays the       calling charges and pays the
                                     remaining portion to the Group     remaining portion to the Group


Subscriber of one mobile network   The operator of the originating    The operator of the originating
  calling subscriber of a            mobile network retains RMB 0.14    mobile network retains RMB 0.06
  different mobile network           per minute of the domestic long    per minute of the domestic long
  (through the transmission lines    distance calling charges and       distance calling charges and
  of the operator of the receiving   pays the remaining portion         pays the remaining portion to the
  the mobile network)                to the operator of the             operator of the receiving
                                     receiving mobile network (Note)    mobile network (Note)


SETTLEMENT OF INTERNATIONAL LONG DISTANCE CALLING CHARGES

Outgoing calls from the Group's    The Group retains RMB 0.20 per     The Group retains RMB 0.06 per
  subscriber                         minute of the international        minute or RMB 0.54 per minute
                                     long distance calling charges      of the international long
                                     and pays the remaining portion     distance calling charges
                                     to international                   (depending on whether the call
                                     telecommunications operators       is routed through the Group's
                                                                        domestic long distance
                                                                        transmission lines) and pays
                                                                        the remaining portion to
                                                                        international telecommunications
                                                                        operators

Incoming calls to the Group's      The Group receives from            The Group receives from international
subscriber                           international                      telecommunications operator a
                                     telecommunications operator a      charge of RMB 0.06 per minute or
                                     charge of RMB 0.07 per minute      RMB 0.54 per minute (depending on
                                     minute or RMB 0.63 per minute      whether the call is routed through
                                     (depending on whether the call     the Group's domestic long distance
                                     is routed through the Group's      transmission lines)
                                     domestic long distance
                                     transmission lines)


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Note: The existing arrangement that there is no settlement for non-roaming calls between the subscribers of the Group's mobile network and the mobile network of China Mobile Communications Corporation remains unchanged.


CHANGES TO THE SETTLEMENT OF LOCAL NETWORK CALLING CHARGES

According to the new settlement arrangements for local network calling charges, the Group will pay an additional calling charge of RMB0.01 per minute to fixed line network operator where the mobile subscriber of the Group originates the telephone call. Based on the combined actual call traffic recorded by the Group (including the Company's existing 13 operating subsidiaries) in the full year of 2000 (the "Combined Call Traffic"), and assuming that the new settlement arrangements for local network calling charges were effective from 1 January 2000, the Board estimates that the Group's pro-forma combined profit after tax (including the Company and its existing 13 operating subsidiaries' full year combined results) for 2000 will be reduced by approximately RMB200 million (equivalent to approximately HK$188 million) as a result of the new settlement arrangements for local network calling charges. This represents a reduction of
0.8 per cent. of the pro-forma combined profit after tax of the Company of RMB24.7 billion (equivalent to approximately HK$23.3 billion) for 2000 as disclosed in the Company's results announcement dated 9 April 2001.


CHANGES TO THE SETTLEMENT OF DOMESTIC LONG DISTANCE CALLING CHARGES

Apart from the new settlement arrangements of the relevant domestic long distance calling charges as set out in the table above, the settlement unit of domestic long distance calling charges will from the Effective Date be changed to six seconds (and any part thereof shall be rounded up to the nearest six seconds), in conjunction with the change of billing unit of domestic long distance tariffs to six seconds. Under the new arrangement, domestic long distance calling charges collected by the Group may be increased or decreased (depending on whether the mobile subscriber of the Group is the originating party or the receiving party). Based on the Combined Call Traffic, the above-mentioned impacts to the charges collected by the Group will offset one another, and hence the Board estimates that such changes will not have a material effect on the Group's pro-forma combined profit after tax.


CHANGES TO THE SETTLEMENT OF INTERNATIONAL LONG DISTANCE CALLING CHARGES

Apart from the new settlement arrangements of the relevant international long distance calling charges as set out in the table above, the settlement unit of international long distance calling charges will from the Effective Date be changed to six seconds (and any part thereof shall be rounded up to the nearest six seconds), in conjunction with the change of billing unit of international long distance tariffs to six seconds. As the international long distance call operation has not been a major contributing component to the Group's overall revenue and based on the Combined Call Traffic, the Board estimates that the above-mentioned new settlement arrangements in relation to international long distance calling charges will not have a material effect on the Group's pro-forma combined profit after tax.


IMPACT OF THE VARIOUS CHANGES

According to the new interconnection settlement arrangements as set out in this announcement and based on the Combined Call Traffic, the Board estimates that these various changes will not have a material effect on the Group's operations and financial position.


IN THE MEANTIME, INVESTORS ARE ADVISED TO EXERCISE CAUTION IN DEALING IN THE SECURITIES OF THE COMPANY.

For your convenience, this announcement contains translation between Renminbi amounts and Hong Kong dollars at RMB1.06 = HK$1.00. The translations are not representations that the Renminbi and Hong Kong dollar amounts could actually be converted at this rate, or at all.


                                                     By order of the Board
                                                CHINA MOBILE (HONG KONG) LIMITED
                                                          WANG XIAOCHU
                                                            Chairman


Hong Kong, 23 April 2001